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                      SEPARATION AND SETTLEMENT AGREEMENT


     THIS SEPARATION AND SETTLEMENT AGREEMENT dated as of May 23, 2001, (this "Agreement") is between Verado Holdings, Inc. a Delaware corporation, and its subsidiaries ("Company") and David J. Gandini ("Employee"), whose address is 3351 Meadow Creek Place, Highlands Ranch, CO 80126.

                                   RECITALS

     A. Company and Employee entered into an Employment Agreement dated as of November 30, 1998 (as amended October 20, 2000), the "Employment Agreement").

     B. Company and Employee have mutually agreed that it would be in both of their interests to terminate the Employment Agreement, and the employment relationship between them.

     C. In connection with the termination of the Employment Agreement and the employment relationship, Company and Employee desire to release each other from any and all obligations or legal right either may owe to the other, except for the specific rights and obligations identified in this Agreement.

     D. The entering into this Agreement is not an admission on either party's part of any wrongdoing or actual liability owed to the other.

     E. Except as specifically provided below, it is intended that this Agreement be construed in the broadest possible manner, in accordance with the parties' express intention that all disputes between them arising out of or in any way connected to Employee's employment with Company be forever resolved. This includes all potential and actual claims under both federal and state law, the Employment Agreement and under the company benefit plans including the Employee Stock Option Agreement referred to in Sections 2(b) and 4 hereof. Employee shall retain no rights with respect to his employment except for any rights he may have under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and any rights specifically granted by this Agreement.

     THEREFORE, in consideration of the mutual promises, covenants and other considerations set forth below, Employee and Company agree as follows:

                                   AGREEMENT

     1.   Resignation. Employee hereby resigns his employment with Company, and
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his position as an officer or director of Company and any affiliated entity effective as of the close of business on June 1, 2001 (the "Termination Date"). Company has issued a press release announcing the departure of Employee.

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     2.   Consideration. In consideration for Employee's resignation of
          -------------
employment, position as an officer or director, and any related positions, the confidentiality provisions, the releases and other agreements set forth in this Agreement, Company agrees to pay Employee as follows:

          (a) After the lapse of the period referenced in Paragraph 19 below, the sum of $122,500.00, less applicable taxes and other withholdings, as Severance Pay under the Employment Agreement, which represents the gross amount of base salary through January 1, 2002.

          (b) On or prior to January 1, 2002, Employee shall be entitled to exercise his stock options vested as of the Termination Date (the vested Options are listed in Schedule 1 attached hereto). Employee understands that this exercise period may adversely affect his tax consequences under such options. Employee shall have no rights as to the options identified on Schedule 1 not exercised prior to January 1, 2002.

     3.   Employment Benefits.
          -------------------

          (a) On or before the Termination Date, Company shall pay Employee for accrued but unused Personal Time Off as of the Termination Date, less normal and customary deductions for income, employment and other tax withholding. No additional time for Personal Time Off shall accrue after Termination Date.

          (b) Company shall pay for Employee's continued participation in Company's Medical, Dental and Vision benefit plans at Employee's present level through and including June 30, 2001, at which time all such benefits shall be terminated. Employee shall retain any rights he may have under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

          (c) No additional time for Personal Time Off shall accrue after Termination Date. Employee's participation in the 401(k), Employee Stock Purchase Plan and Quarterly Bonus Plan shall cease as of the Termination Date. Employee's participation in the Company's benefit programs for Basic Life Insurance, Accidental Death and Dismemberment Insurance ("AD&D"), Optional Life, Short Term Disability benefits, Long Term Disability Insurance, Severance Plan, and any participation in the Flexible Spending Medical or Dependent Care programs and Employee Assistance Program, will terminate as of the Termination Date, subject to continuation rights, if any, required by law.

     4.   Stock Options. Employee shall have no further rights to any stock
          -------------
options or shares, except as stated above in paragraph 2(b) of this Agreement.

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     5.   Confidential Information, Ownership of Documents. Employee
          ------------------------------------------------
acknowledges his obligations under paragraph 8 of the Employment Agreement and agrees that all provisions of that paragraph shall remain in effect.

     6.   General Release. Employee, for himself, his heirs, his personal
          ---------------
representatives, assigns, and attorneys, and Company, for itself, its present and future affiliate and subsidiaries, and each of their past, present, and future officers, directors, employees, shareholders, independent contractors, insurers, agents, representatives, assigns and attorneys, mutually release and discharge the other, the other's heirs, personal representatives, assigns, present and future affiliates and subsidiaries, past, present, and future officers, directors, employees, shareholders, independent contractors, attorneys, insurers, and any and all other persons or entities that are now or may become liable to the other due to the acts or omissions of either Employee or Company, of and from any and all actions, causes of actions, claims, demands, costs and expenses, including attorneys' fees, of every kind and nature whatsoever, in law or in equity, whether now known or unknown, that either of them, or any person acting under any of them, may now have, or claim at any future time to have, based in whole or in part upon any act or omission occurring prior to the effective date of this Agreement without regard to present actual knowledge of such acts or omissions, including specifically, but not by way of limitation, matters which may arise at common law, such as breach of contract, expressed or implied; promissory estoppel; wrongful discharge; tortious interference with contractual rights; infliction of emotional distress; defamation; or under Federal, State or Local Laws, such as, but not necessarily limited to the Fair Labor Standards Act; the Employee Retirement Income Security Act; the National Labor Relations Act; Title VII of the Civil Rights Act of
1964; the Age Discrimination and Employment Act; the Rehabilitation Act of 1973; the Equal Pay Act; the Americans With Disabilities Act; and the Colorado Civil Rights Act, provided however, that this release shall not be intended to and
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shall not release Employee from any claims for fraud, intentional  misconduct or gross negligence that may be brought by any third party or Company, including derivative actions brought by third parties on behalf of the Company alleging fraud, intentional misconduct or gross negligence or claims by Company, or any insurer of Company, seeking reimbursement or contribution for any such claims, provided, further , that Employee does not release Company from any obligations,
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nor waives any rights, under the Indemnification Agreement dated as of July 20,
1999, between Company and Employee. Such Indemnification Agreement shall remain in full force and effect and shall survive Employee's separation with the Company. In addition, Employee shall continue to be covered by Company's Director and Officer Policy, in accordance with the terms of that policy, for the periods he served in such capacities.

     7.   Covenant Not to Sue. Employee covenants never to institute or
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participate in any administrative proceeding, suit or action, at law or in equity, against Company by reason of any claim released in this Agreement.

     8.   Denial of Liability. Employee and Company each understand and agree
          -------------------
that this Agreement shall not be construed as an admission of such liability on the part of any person, firm, corporation, or other entity released, liability being expressly denied.

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     9.   Covenant of Nondisparagement. Employee covenants never to disparage or
          ----------------------------
speak ill of Company or any of its products, services, affiliates, parents, subsidiaries, officers, directors, employees or shareholders. The Company will not knowingly issue any statements that, or authorize any of its officers or directors to disparage or speak ill of Employee and the Company will use its commercially reasonable efforts to ensure that its officers, directors, employees, agents and representatives do not disparage or speak ill of Employee. Nothing in this paragraph will preclude either Employee or Company, its officer, directors, employees and representatives, from providing truthful testimony and consultation related to any judicial, governmental or other legal proceeding.

     10.  Confidentiality. Employee agrees that he shall not divulge, disclose,
          ---------------
or make available in any manner, or to any person or entity, other than his legal counsel, financial adviser or immediate family member, the terms of this Agreement, except to the extent necessary for the payment of federal and state income taxes, if any, or pursuant to a subpoena in any judicial or governmental proceeding, provided however, that should Employee be served with a subpoena requiring disclosure he will provide Company's general counsel with notice of the subpoena within one business day and shall not disclose any information until at least five business days after giving such notice so that Company may take the necessary action to seek a protective order if it so desires.

     11.  Continued Cooperation and Further Assurances. Company and Employee
          --------------------------------------------
shall execute such further documents or take such further action as necessary to further the purposes of this Agreement. Employee agrees to make himself available (at reasonable times and for reasonable reimbursement of reasonable out of pocket expenses which would include reimbursement for compensation resulting from time lost from employment or lost consulting fees, all of which must be reasonable and documented by Employee to the Company's reasonable satisfaction) to the Company to furnish full and truthful information concerning any events, which took place during his employment, and to furnish full and truthful consultation concerning any potential or actual litigation relating to Company. Should Employee be contacted by any person concerning any pending or potential litigation relating to Company, Employee shall immediately notify Company's general counsel.

     12.  Nonreliance. Employee and Company agree that they expressly assume all
          -----------
risk that the facts or law may be, or become, different than the facts or law as presently believed by them; provided that the individual executing below on behalf of Company represents and warrants that he is duly authorized to execute and bind Company to this Agreement, and that this Agreement is the valid and binding agreement of Company.

     13.  Governing Law; Venue. This Agreement shall be governed by the laws of
          --------------------
the State of Colorado. Any action related to this Agreement shall be brought in the state District Court for the County of Arapahoe, State of Colorado.

     14.  Specific Performance. The provisions of paragraphs 9, 10 and 11 of
          --------------------
this Agreement may be enforced by an action for specific performance without requiring the posting of a bond.

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     15.  Definitions. Capitalized terms in this Agreement that are not
          -----------
otherwise defined shall have the same meaning as in the Employment Agreement.

     16.  Signatures.  By their signatures below, each party to this Agreement
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represents that he or it has read this Agreement in full, has voluntarily entered into this Agreement upon advice of legal counsel, or with the full opportunity to consult legal counsel, agrees that it is in his or its best interest to enter into this Agreement, agrees that he or it believes that this Agreement represents a fair and reasonable resolution of the differences between the parties and agrees to all of the terms and conditions specified in this Agreement.

     17.  Entire Agreement. This Agreement represents the entire agreement
          ----------------
between the parties, and this Agreement may not be modified or otherwise amended without a document, in writing, subscribed to by each of the parties.

     18.  Counterparts and Facsimiles.  This Agreement may be executed in
          ---------------------------
counterparts and shall be effective upon the date of the last signature. Facsimile signatures shall be treated the same as original signatures.

     19.  Review.  Employee acknowledges that he has been advised by Company to
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consult with an attorney.  Employee has twenty-one (21) days after the date this
Agreement is tendered to sign this Agreement. Employee agrees to read and understand this Agreement prior to signing. Employee will have seven (7) days following signing the Agreement to revoke it, and the Agreement will not become effective until the seven (7) day revocation period has expired. Such revocation must be in writing and received by the Company prior to the end of the revocation period.


EMPLOYEE:  David J. Gandini

/s/ David J. Gandini
--------------------
Date:  6/8/01
     ---------------

VERADO HOLDINGS, INC.

By: /s/ J. Thomas McGrath
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Name:     J. Thomas McGrath
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Title: President and Chief Executive Officer
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Date: June 8, 2001
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